Clearwater Paper Corporation March 2018 Exhibit 99.1

Forward-Looking Statements This presentation contains, in addition to historical information, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding operating and free cash flow, capital structure and allocation, shareholder returns and value, market position, North American tissue demand and production capacity, private label tissue segment, U.S. paperboard demand and production capacity, backlogs, value drivers and challenges, pulp supply, costs and benefits associated with Shelby expansion, completion of Shelby expansion, business strategies, objectives and goals, return on invested capital, debt levels, retail channels, timing and benefits associated with strategic capital investments and operational improvements, including cost savings, and financial models. Words such as “anticipate,” “expect,” “intend,” “will,” “plan,” ”on-track,” “goals,” “objectives,” “target,” “project,” “believe,” “schedule,” “estimate,” “may,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on management’s updated expectations, estimates, assumptions and projections that are subject to change. Our actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this presentation. Important factors that could cause or contribute to such differences include the risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission, as well as the following: competitive pricing pressures for our products, including as a result of increased capacity as additional manufacturing facilities are operated by our competitors; the loss of, changes in prices in regards to, or reductions in orders from a significant customer; changes in customer product preferences and competitors' product offerings; our ability to successfully implement our operational efficiencies and cost savings strategies; our ability to execute on our expansion strategies, including on-time completion of our planned new tissue manufacturing operations in Shelby, North Carolina; customer acceptance and timing and quantity of purchases of our tissue products, including the existence of sufficient demand for and the quality of tissue produced by our expanded Shelby, North Carolina operations when they are completed; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which we operate; labor disruptions; changes in transportation costs and disruptions in transportation services; changes in the cost and availability of wood fiber and wood pulp; manufacturing or operating disruptions, including IT system and IT system implementation failures, equipment malfunction and damage to our manufacturing facilities; changes in costs for and availability of packaging supplies, chemicals, energy and maintenance and repairs; cyclical industry conditions; changes in expenses and required contributions associated with our pension plans; environmental liabilities or expenditures; cyber-security risks; reliance on a limited number of third-party suppliers for raw materials; our inability to service our debt obligations; restrictions on our business from debt covenants and terms; and changes in laws, regulations or industry standards affecting our business Forward-looking statements contained in this presentation present management’s views only as of the date of this presentation. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

- Company overview - Why Clearwater Paper? - Strategy - Consumer products overview - pulp and paperboard overview AGENDA

Company Overview - Our Business CLEARWATER PAPER (NYSE: CLW) Publicly-traded since 2008 (NYSE: CLW) with over 70 years of operating history Market capitalization of $609,000,000 as of March 23, 2018 with 16.4 million shares outstanding Investor base largely composed of small-cap, low-turnover, value, growth and index investors 2017 Net Sales Consumer Products 54% Pulp & Paperboard 46% 6 plants nationally: 413,000 tons of tissue production capacity 370,000 tons of conversion capacity One of the largest North American manufacturers of private label tissue products distributed nationwide Pulp and Paperboard 2 plants nationally: 890,000 tons of pulp production capacity 825,000 tons of paperboard production capacity 5 sheeting plants with 193,000 tons of capacity Leading manufacturer of Solid Bleached Sulfate paperboard (SBS) with diverse end markets: Packaging for premium consumer goods, pharmaceuticals, food and liquid, Food service plates, cups and folding cartons Consumer Products

Why Clearwater Paper? We are a leader in the growing North American private label tissue segment Approximately 1/3 market share in private label1 National footprint allowing for appropriate scale and partnership with major retailers vs. competitors who are primarily regional We are well positioned in the North American SBS high-end packaging segment Only non-integrated SBS manufacturer Top 5 SBS manufacturer in North America We generate strong and growing operating cash flow 10% of revenues in 2017 8.5% CAGR since 2014 Proven capability to drive efficiency and productivity to insure costs are aligned with “best in class” manufacturers We are balanced allocators of capital Strategic capital investments Meaningful return of cash to shareholders Target debt ratio 2.5 – 4.0 times Adjusted EBITDA2 1 Data Source: IRI Worldwide POS Scan Data through Dec. 31, 2017 2 Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure.

1 Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure. Strong Cash Flow Cash Flow From Operations (CFFO) as % of Revenues improved from 7.1% in 2014 to 10.3% in 2017 Revenues declined from 2014 due to sale of Specialty mills CFFO CAGR = 8.5% Discretionary Free Cash Flow1 CAGR = 15.9%

1 As of year-end. Balanced Capital Allocation 2011-2017 Repurchased 34% of total shares outstanding from 2011 through 2017 Continued investment in the business while returning capital to investors Capital Allocation 2011-2017 2011–2017 Capex 31% TAD Expansion & Strategic Capex 41% Stock Repurchase 28% Cumulative Shares Repurchased1 Total Shares Outstanding1

STRATEGY New graphic?

Our Strategy to Create Shareholder Value 1 Non-GAAP measure – See Appendix for the definition. Enhance our leading position in at home private label tissue Aggressively reduce cost structure through capital enabled and organic projects Protect SBS paperboard business and industry leading margins Maintain a prudent capital structure, achieve financial model and provide shareholders with attractive returns

Enhance Leading Private Label Position New Ultra-Quality Tissue Capacity Coming On-line Q1-2019 Adding capacity to meet market demand for fastest growing ultra-tier segment Clearwater Paper’s existing ultra-tier capacity is sold-out Current customers expected to account for 50% of incremental capacity to meet their growth plans and forecasts Leverage Positive Consumer Trends Strong momentum behind acceptance of private label tissue by consumers Private label tissue represents 25% of the market and growing Remain Well Positioned In Emerging Retail Channels Clearwater Paper is well positioned in the new and emerging retail channels In 2017, added new customers in growing channels of club, limited assortment retail and e-Commerce Well established strategic partnerships with customers National Footprint Clearwater Paper’s unique position with a national manufacturing footprint provides the appropriate scale for partnerships with major retailers vs. competitors who are primarily regional.

Aggressively Reduce Cost Structure Achieve Cross-Cycle Financial Model Resetting Consumer Products Cost Structure Strategic transformation began in 2015 Position Clearwater Paper as a cost-efficient, agile and strategic partner to customers Improve our network of assets to aggressively control cost and generate incremental cash Continue to drive efficiency and productivity gains to insure costs are aligned with “best in class” manufacturers and to offset wage and other areas of inflation while driving share gains $95 million of Cost Savings Achieved Since 2015 Warehouse automation Lean Six Sigma and Total Productive Manufacturing discipline Reduced SKUs by 50% On Track to Achieve $35 - $40 million of Incremental Cost Savings Pulp digester investment expected to yield 50K additional annual tons of softwood pulp used in tissue Competitive cost advantage from vertical integration of softwood pulp $20 million in potential SG&A Savings Identified Helps offset raw material cost inflation for pulp, wood fiber, transportation and chemicals

Cross Cycle Financial Model 1 Net sales for the twelve months ending December 31, 2016 and 2017 were $1,7354.8M and $1,730.4M, respectively. 2 Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure. TWELVE MONTHS ENDING December 31, 2016 2017 100% 100% 14.2% 12.1% (6.9%) (7.0%) 7.2% 5.2% 3.4% 2.2% 12.4% 11.0%

2018 Focus Path for Achieving a 15% Adjusted EBITDA Cross Cycle Target Margin1 1 Non-GAAP measure – See Appendix for the definition. GOAL Implement corporate SG&A cost savings of at least $20M GOAL Identify additional opportunities to reduce costs in consumer business GOAL Complete construction of plant expansion at Shelby, NC GOAL Deliver $30M Annual Run-Rate cost savings from pulp digester

Protect Paperboard Business and Industry Leading Margins Maintain Top 5 Position in SBS Paperboard Well diversified product applications for SBS Packaging of premium consumer goods Pharmaceuticals Food and liquid products Food service folding cartons, cup and plate Stable demand and improving market conditions for SBS Leverage Unique Position as the Only Non-Integrated SBS Paperboard Manufacturer Win through product innovation and development Customer access to provide converting solutions Deliver 19%+ Cross-Cycle Financial Margins Adjusted EBITDA margins1 averaged 19.1 % since 2014 Pulp digester investment to provide cost savings through higher yield and improved quality of pulp Improve cost and effectiveness of operating processes to generate incremental cash 1 Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure.

Maintain Prudent Capital Structure Provide Return on Invested Capital Continue to Generate Strong Operating Cash Flow Cash flow from operations CAGR = 8.5% since 2014 Strong cash flow from operations has helped to fund capital projects Sold non-core assets and used proceeds to fund strategic capital projects Shutdown higher cost paper machines and closed less efficient converting sites Improvements in working capital led to 22 days improvement in cash conversion cycle since 2014 Prioritize Use of Cash Fund expansion of Shelby, NC for new tissue machine, converting equipment and warehouse Reduce bank debt to return leverage to normalized level between 2.5 and 3.0 times Adjusted EBITDA1 Return cash to shareholders Executed $395 million in share repurchases from 2011 through 2017 Reduced shares outstanding by 34% Generate ROIC Greater Than Our Cost of Capital Strategic capital investments for long-term growth 1 Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure.

Clearwater Paper Consumer Products 16

Despite the historical fluctuations in capacity, the tissue market has grown an average of ~1% annually since 1996, consistent with population growth. Supply comes online in large blocks and it generally takes 12-18 months for demand to catch up 1Source: RISI estimates as of December 2017, U.S. Population per U.S. Census December 2010 and latest U.S. Census estimates 2Source: RISI and Sofidel America press release dated March 16, 2018 Consumer Products – Market Drivers U.S. Tissue Demand (Indexed) 1 U.S. Population (mm) 1 North America Change in Capacity (000s Tons)2

Consumer Products – U.S. Private Label Tissue Landscape Private Label Market Share of Total U.S. ($) 2017 U.S. Retail Tissue Industry Product Mix 2017 Bath Tissue 54% Paper Towels 32% Facial Tissue 10% Napkins 4% Source: IRI Worldwide through week ending December 31, 2017 2013 2014 2015 2016 2017 Bath Tissue Paper Towels Facial Tissue Napkins Total Private Label 2013 2014 2015 2016 2017 2013 2014 2015 2016 2017 2013 2014 2015 2016 2017 2013 2014 2015 2016 2017 Bath tissue and paper towels represent 86% of the market and the largest opportunity for growth in private label.

Consumer Products – Capacity and Retail Channels ● Clearwater Paper Tissue Parent Roll ● Clearwater Paper Tissue Converting 1 Annual capacity is an estimate based on assumptions and judgement concerning, among other things, both market demand and product mix, which changes from time-to-time. 2 IRI Panel data for Retail channel share by dollar amount sold through week ending December 31, 2017. 3 Company sales data. Change in Industry  Retail Channel Mix U.S. Tissue Industry Retail Channel Mix2 2011 2017 Grocery 37% 32% Mass 28% 29% Club 22% 24% Drug 7% 4% Dollar 3% 4% All Other 3% 7% Clearwater Paper Focus on Diversifying Channel Mix Clearwater Paper Retail Channel Mix3 2011 2017 Grocery 82% 64% Mass 10% 24% Club 0% 1% Drug 2% 1% Dollar 6% 8% All Other 0% 2% Lewiston,ID Las Vegas,NV Shelby, NC Elwood, IL Neenah, WI Lady Smith, WI 415,000 tons of Tissue Production Capacity1 370,000 tons of Conversion Capacity1

LEADING PRIVATE LABEL TISSUE MANUFACTURER Growth opportunity in private label market share gains Potential for supply expansion to outpace demand Facility expansion expected to meet market demand for fastest growing ultra-tier segment HIGH-QUALITY BRAND EQUIVALENT TISSUE PRODUCTS Nationwide footprint, strategic customer partnerships and ability to provide all quality tiers and product categories Changing retail landscape: Consolidation New entrants e-Commerce Well positioned in new and emerging distribution channels Strategic customer partnerships High quality product offering LARGELY INTEGRATED softwood PULP AND TISSUE OPERATIONS Competitive cost advantage and stable pulp supply Raw material cost inflation: Pulp Transportation Chemicals Aggressively and proactively reduce operating costs and SG&A Improve network efficiencies Key Value Drivers & Challenges Key Value Drivers Challenges Action/Mitigant

Clearwater Paper Pulp and Paperboard

Paperboard Demand Expected to Remain Stable U.S. Bleached Paperboard total production (Indexed)1 Source: RISI estimates as of March 2018 ¹ Actual and estimated production was obtained from RISI – Total tons bleached paperboard produced in US ² Average price per short ton of 16 pt. SBS folding carton.   Price estimates are published RISI transaction prices. DEMAND FOR SBS PRODUCED IN THE UNITED STATES EXPECTED TO REMAIN STABLE THROUGH 2019 North American industry backlogs have improved in early 2018 European SBS imports are forecasted to be flat for 2018 RISI’s revised outlook for 2018 U.S. export volumes is growth of 5.1% SBS price increase of $30-$40 was reported by RISI in March 2018 We expect Sappi Somerset start up in 2nd quarter to create moderate market pressure in the second half of 2018 Secular trend away from foam (polystyrene) food service products continues (Ex. Dunkin Donuts moved to paper cups) U.S. Bleached Paperboard Price ($/short ton)2 U.S. GDP % Change 1,2

Pulp and Paperboard – Overview

CLEARWATER PAPER



Lewiston Mill
ID
Mendon
MI
Hagerstown
IN
Wilkes-Barre
PA
Richmond
VA
Cypress Bend Mill
AR
Dallas
TX

- Clearwater Paper Pulp
- Clearwater Paper SBS
- Manchester SBS Sheeting

- 908,000 tons of pulp production capacity[1]
- 825,000 tons of paperboard production capacity[1]
- 193,000 tons of sheeting capacity[1]

2017 North American Bleached Paperboard Production by Type[1]

	2017
Folding Carton	44%
Cup, Food Service & Plate	27%
Liquid Packaging	24%
All Other	5%

2017 North American Bleached Paperboard Market Share[2]

	2017
WestRock	31%
Graphic Packaging (formerly I.P.)	20%
Georgia Pacific	16%
Evergreen	14%
Clearwater Paper	**13%**
Nippon Paper	5%
Rayonier Paperboard	1%

Source: Company estimates, RISI, AF&PA
[1] Annual capacity is an estimate based on assumptions and judgement concerning, among other things, both market demand and product mix, which changes from time-to time.
[2] Represents ~5.7 million tons.
[3] Based on RISI capacity data

23

Leading supplier of high quality premium bleached board Diversified end market applications Raw material cost inflation Wood Fiber Transportation Chemicals $160M investment in pulp digester Expected annual cost savings $30-$35M Higher yield and improved quality pulp Long-standing customer relationships Strategic non-integrated supplier partnerships Consolidation and vertical integration of converters Unique value proposition to customers as a non-integrated SBS manufacturer Strategically positioned pulp and paperboard facilities Efficient nationwide service model New competitors and Folding Box Board imports High-quality products, service, innovative product development and converting solutions Key Value Drivers Challenges Action/Mitigant Key Value Drivers & Challenges

Appendix

Definitions of Non-GAAP Measures Clearwater Paper Definitions of Non-GAAP Measures EBITDA is a non-GAAP measure that Clearwater Paper management uses as a supplemental performance measure to evaluate the cash generating capacity of Clearwater Paper. The most directly comparable GAAP measure is net earnings (loss). EBITDA, as defined by Clearwater Paper management, is net earnings (loss) adjusted for net interest expense, income taxes, and depreciation and amortization. It should not be considered as an alternative to net earnings computed under GAAP. Adjusted EBITDA is a non-GAAP measure that Clearwater Paper management defines as EBITDA adjusted for items that we do not believe are indicative of our core operating performance. The most directly comparable GAAP measure is net earnings (loss). It should not be considered as an alternative to net earnings computed under GAAP.

Definitions of Non-GAAP Measures Clearwater Paper Definitions of Non-GAAP Measures Discretionary Free Cash Flow is a non-GAAP measure that Clearwater Paper management defines as net cash provided by operating activities less payments for maintenance capital expenditures. Management uses free cash flow to help assess the cash generation ability of the company and funds available for investing activities such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments and share repurchases. Discretionary Free Cash Flow does not represent cash available only for discretionary expenditures, since the company has mandatory debt service requirements and other contractual and non-discretionary expenditures. In addition, Discretionary Free Cash Flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. The most directly comparable GAAP measure is cash flow from operations. It should not be considered as an alternative to cash flow from operations computed under GAAP.

Reconciliation of GAAP to Non-GAAP: Clearwater Paper EBITDA[1] and Adjusted EBITDA[1]

CLEARWATER PAPER

($ in millions)	2009	2010	2011	2012	2013	2014	2015	2016	2017
Net earnings/(loss)	$182.5	$73.8	$39.7	$64.1	$107.0	($2.3)	$56.0	$49.6	$97.3
Income tax provision (benefit)	93.2	2.4	31.2	47.5	(68.7)	18.6	36.5	31.1	(56.4)
Interest expense, net[2]	21.7	22.6	44.8	33.8	61.1	63.6	31.2	30.7	31.4
Depreciation and amortization	47.4	47.7	76.9	79.3	90.3	90.1	84.7	91.1	105.0
EBITDA[1]	$344.8	$146.5	$192.7	$224.7	$189.6	$170.0	$208.4	$202.4	$177.3
Alternative Fuel Mixture Tax Credit	(170.6)	-	-	-	-	-	-	-	-
Cellu Tissue acquisition related expenses	-	20.3	-	-	-	-	-	-	-
Lewiston, Idaho sawmill sale related adjustments	-	-	2.9	-	-	-	-	-	-
Loss on sale of foam assets	-	-	-	1.0	-	-	-	-	-
Expenses associated with Metso litigation	-	-	-	2.0	-	-	-	-	-
Costs associated with Thomaston facility closure	-	-	-	-	6.0	1.3	-	-	-
Costs associated with Long Island facility closure	-	-	-	-	-	18.8	2.5	1.9	1.4
Directors equity-based compensation expense (benefit)	2.6	3.7	1.5	1.4	4.1	4.6	(4.1)	4.8	(2.8)
Costs associated with labor agreement	-	-	-	-	-	-	1.7	-	-
Loss (gain) associated with optimization and sale of the specialty mills	-	-	-	-	-	40.8	(1.3)	(1.8)	-
Loss on impairment of Clearwater Fiber intangible asset	-	-	-	-	-	3.1	-	-	-
Pension settlement expense	-	-	-	-	-	-	-	3.5	-
Legal expenses and settlement costs	-	-	-	-	-	-	2.0	-	-
Reorganization related expenses	-	-	-	-	-	-	1.5	-	-
Costs associated with announced Oklahoma City facility closure	-	-	-	-	-	-	-	0.3	11.1
Costs associated with announced Neenah paper machines shutdown	-	-	-	-	-	-	-	1.0	-
Manchester Industries acquisition related expenses	-	-	-	-	-	-	-	2.7	0.2
Write-off of assets in association with Warehouse Automation project	-	-	-	-	-	-	-	-	-
Reorganization expenses associated with SG&A cost control measures	-	-	-	-	-	-	-	-	2.3
Adjusted EBITDA[1]	$176.8	$170.5	$197.1	$229.1	$199.7	$238.5	$210.7	$214.8	$189.5

[1] Non-GAAP measure – See Appendix for the definition.
[2] Interest expense, net for 2009, 2013, 2014 and 2016 includes debt retirement costs of $6.2, $17.1, $24.4 and $0.4 million respectively.

28

EBITDA & Adjusted EBITDA Reconciliation of Non-GAAP Financial Measures
(Unaudited)

CLEARWATER PAPER

(Dollars in thousands)	Q1'16	Q2'16	Q3'16	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17	Twelve Months Ended December 31, 2016	2017
Earnings before interest, income taxes, and depreciation & amortization (EBITDA)[1]										
GAAP net earnings	$18,446	$20,864	$901	$9,343	$7,515	$8,037	$863	$80,924	$49,554	$97,339
Interest expense, net[2]	7,643	7,396	7,520	8,092	8,043	7,673	7,683	7,975	30,651	31,374
Income tax provision (benefit)	11,673	11,905	859	6,675	5,000	3,955	(3,095)	(62,245)	31,112	(56,385)
Depreciation and amortization expense	21,150	22,024	22,747	25,169	27,557	26,055	25,856	25,522	91,090	104,990
EBITDA[1]	$58,912	$62,189	$32,027	$49,279	$48,115	$45,720	$31,307	$52,176	$202,407	$177,318
Directors' equity-based compensation expense (benefit)	726	3,610	89	354	(1,450)	(1,483)	463	(363)	4,779	(2,833)
Costs associated with Long Island facility closure	432	533	466	460	466	365	314	298	1,891	1,443
Gain associated with the sale of the specialty mills, net	—	—	(1,755)	—	—	—	—	—	(1,755)	—
Pension settlement expense	—	—	3,482	—	—	—	—	—	3,482	—
Costs associated with Oklahoma City facility closure	—	—	—	318	2,074	275	5,057	3,649	318	11,055
Costs associated with Neenah paper machines shutdown	—	—	—	1,049	—	—	—	—	1,049	—
Manchester Industries acquisition related expenses	—	—	—	2,665	115	105	—	—	2,665	220
Write-off of assets as a result of Warehouse Automation project	—	—	—	—	—	41	—	—	—	41
Reorganization expenses associated with SG&A cost control measures	—	—	—	—	—	—	480	1,783	—	2,263
Adjusted EBITDA[3]	$60,070	$66,332	$34,309	$54,125	$49,320	$45,023	$37,621	$57,543	$214,836	$189,507

[1] Non-GAAP measure – See Appendix for the definition.
[2] Interest expense, net for the fourth quarter and twelve months ended 2016 includes debt retirement costs of $0.4 million.
[3] Non-GAAP measure – See Appendix for the definition.

29

Segment EBITDA & Adjusted EBITDA Reconciliation of Non-GAAP Financial Measures (Unaudited)

CLEARWATER PAPER

(Dollars in thousands)	Q1'16	Q2'16	Q3'16	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2017
Consumer Products										
Operating income	$18,390	$18,544	$17,201	$13,781	$6,189	$10,534	$4,436	$7,457	$67,916	$28,616
Depreciation and amortization expense	13,759	14,203	15,022	16,391	18,242	16,292	16,073	14,400	59,375	65,007
Segment EBITDA[1]	$32,149	$32,747	$32,223	$30,172	$24,431	$26,826	$20,509	$21,857	$127,291	$93,623
Costs associated with Long Island facility closure	432	533	466	460	466	365	314	298	1,891	1,443
Gain associated with the sale of the specialty mills, net	—	—	(1,755)	—	—	—	—	—	(1,755)	—
Costs associated with Oklahoma City facility closure	—	—	—	318	2,074	275	5,057	3,649	318	11,055
Costs associated with Neenah paper machines shutdown	—	—	—	1,049	—	—	—	—	1,049	—
Write-off of assets as a result of Warehouse Automation project	—	—	—	—	—	41	—	—	—	41
Reorganization expenses associated with SG&A cost control measures	—	—	—	—	—	—	—	20	—	20
Segment Adjusted EBITDA[2]	$32,581	$33,280	$30,934	$31,999	$26,971	$27,507	$25,880	$25,824	$128,794	$106,182
Pulp and Paperboard										
Operating income	$35,163	$40,032	$9,956	$27,581	$27,248	$21,595	$15,023	$34,642	$112,732	$98,508
Depreciation and amortization expense	6,367	6,449	6,530	7,395	8,105	8,356	8,328	9,685	26,741	34,474
Segment EBITDA[1]	$41,530	$46,481	$16,486	$34,976	$35,353	$29,951	$23,351	$44,327	$139,473	$132,982
Reorganization expenses associated with SG&A cost control measures	—	—	—	—	—	—	—	132	—	132
Segment Adjusted EBITDA[2]	$41,530	$46,481	$16,486	$34,976	$35,353	$29,951	$23,351	$44,459	$139,473	$133,114
Corporate										
Operating loss	($15,791)	($18,411)	($17,877)	($17,252)	($12,879)	($12,464)	($14,008)	($15,445)	($69,331)	($54,796)
Depreciation and amortization expense	1,024	1,372	1,195	1,383	1,210	1,407	1,455	1,437	4,974	5,509
Corporate EBITDA[1]	($14,767)	($17,039)	($16,682)	($15,869)	($11,669)	($11,057)	($12,553)	($14,008)	($64,357)	($49,287)
Directors' equity-based compensation expense (benefit)	726	3,610	89	354	(1,450)	(1,483)	463	(363)	4,779	(2,833)
Pension settlement expense	—	—	3,482	—	—	—	—	—	3,482	—
Manchester Industries acquisition related expenses	—	—	—	2,665	115	105	—	—	2,665	220
Reorganization expenses associated with SG&A cost control measures	—	—	—	—	—	—	480	1,631	—	2,111
Corporate Adjusted EBITDA[2]	($14,041)	($13,429)	($13,111)	($12,850)	($13,004)	($12,435)	($11,610)	($12,740)	($53,431)	($49,789)

[1] Segment EBITDA is a non-GAAP measure that management uses as a supplemental performance measure. The most directly comparable GAAP measure is segment operating income (loss). Segment EBITDA is segment operating income (loss) adjusted for depreciation and amortization. It should not be considered as an alternative to segment operating income (loss) computed under GAAP.

[2] Segment Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

30

Adjusted Gross Profit & Adjusted SG&A Reconciliation of Non-GAAP Financial Measures (Unaudited)

CLEARWATER PAPER.

(Dollars in thousands)	Q1'16	Q2'16	Q3'16	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2017
Gross profit[1]	$68,557	$74,820	$38,715	$57,044	$50,495	$48,930	$39,923	$61,439	$239,136	$200,787
Costs associated with Long Island facility closure	432	533	466	460	466	661	610	298	1,891	2,035
Pension settlement expense	—	—	1,870	—	—	—	—	—	1,870	—
Costs associated with Oklahoma City facility closure	—	—	—	1,662	5,737	275	576	119	1,662	6,707
Costs associated with Neenah paper machines shutdown	—	—	—	1,049	—	—	—	—	1,049	—
Write-off of assets as a result of Warehouse Automation project	—	—	—	—	—	41	—	—	—	41
Accelerated depreciation of assets as a result of Warehouse Automation project	—	—	—	—	—	241	120	—	—	361
Adjusted gross profit[2]	$68,989	$75,353	$41,051	$60,215	$56,698	$50,148	$41,229	$61,856	$245,608	$209,931
Selling, general and administrative expenses (SG&A)[3]	($30,795)	($34,655)	($29,435)	($32,934)	($29,937)	($29,265)	($34,472)	($34,785)	($127,819)	($128,459)
Directors' equity-based compensation expense (benefit)	726	3,610	89	354	(1,450)	(1,483)	463	(363)	4,779	(2,833)
Costs associated with Oklahoma City facility closure	—	—	—	—	—	—	4,481	3,530	—	8,011
Pension settlement expense	—	—	1,612	—	—	—	—	—	1,612	—
Manchester Industries acquisition related expenses	—	—	—	2,665	115	105	—	—	2,665	220
Reorganization expenses associated with SG&A cost control measures	—	—	—	—	—	—	480	1,783	—	2,263
Adjusted selling, general and administrative expenses[2]	($30,069)	($31,045)	($27,734)	($29,915)	($31,272)	($30,643)	($29,048)	($29,835)	($118,763)	($120,798)

[1] Gross profit is defined as net sales minus cost of sales.
[2] Adjusted gross profit and Adjusted selling, general and administrative expenses exclude the impact of the items listed that we do not believe are indicative of our core operating performance.
[3] Selling, general and administrative expenses for the third quarter and twelve months ended 2016 includes gain on divested assets of $1.8 million.

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Segment Adjusted Operating Income (Loss) Reconciliation of Non-GAAP Financial Measures (Unaudited)

CLEARWATER PAPER.

(Dollars in thousands)	Q1'16	Q2'16	Q3'16	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2017
Consumer Products										
Operating income	$18,390	$18,544	$17,201	$13,781	$6,189	$10,534	$4,436	$7,457	$67,916	$28,616
Costs associated with Long Island facility closure	432	533	466	460	466	661	610	298	1,891	2,035
Gain associated with the sale of the specialty mills, net	—	—	(1,755)	—	—	—	—	—	(1,755)	—
Costs associated with Oklahoma City facility closure	—	—	—	1,662	5,737	275	5,057	3,649	1,662	14,718
Costs associated with Neenah paper machines shutdown	—	—	—	1,049	—	—	—	—	1,049	—
Write-off of assets as a result of Warehouse Automation project	—	—	—	—	—	41	—	—	—	41
Accelerated depreciation of assets as a result of Warehouse Automation project	—	—	—	—	—	241	120	—	—	361
Reorganization expenses associated with SG&A cost control measures	—	—	—	—	—	—	—	20	—	20
Adjusted Consumer Products operating income[1]	$18,822	$19,077	$15,912	$16,952	$12,392	$11,752	$10,223	$11,424	$70,763	$45,791
Pulp and Paperboard										
Operating Income	$35,163	$40,032	$9,956	$27,581	$27,248	$21,595	$15,023	$34,642	$112,732	$98,508
Reorganization expenses associated with SG&A cost control measures	—	—	—	—	—	—	—	132	—	132
Adjusted Pulp and Paperboard operating income[1]	$35,163	$40,032	$9,956	$27,581	$27,248	$21,595	$15,023	$34,774	$112,732	$98,640
Corporate										
Operating loss	($15,791)	($18,411)	($17,877)	($17,252)	($12,879)	($12,464)	($14,008)	($15,445)	($69,331)	($54,796)
Directors' equity-based compensation expense (benefit)	726	3,610	89	354	(1,450)	(1,483)	463	(363)	4,779	(2,833)
Pension settlement expense	—	—	3,482	—	—	—	—	—	3,482	—
Manchester Industries acquisition related expenses	—	—	—	2,665	115	105	—	—	2,665	220
Reorganization expenses associated with SG&A cost control measures	—	—	—	—	—	—	480	1,631	—	2,111
Adjusted Corporate operating loss[1]	($15,065)	($14,801)	($14,306)	($14,233)	($14,214)	($13,842)	($13,065)	($14,177)	($58,405)	($55,298)

[1] Adjusted operating income (loss) excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

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Adjusted Net Earnings & Adjusted Net Earnings per Diluted Common Share Reconciliation of Non-GAAP Financial Measures (Unaudited)

CLEARWATER PAPER

(Dollars in thousands - except per-share amounts)	Q1'16	Q2'16	Q3'16	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2017
GAAP net earnings	$18,446	$20,864	$901	$9,343	$7,515	$8,037	$863	$80,924	$49,554	$97,339
Adjustments, after tax[1]:										
Directors' equity-based compensation expense (benefit)	465	2,335	57	229	(957)	(988)	306	(242)	3,086	(1,881)
Costs associated with Long Island facility closure	277	345	300	297	308	440	402	199	1,219	1,349
Gain associated with the sale of the specialty mills, net	—	—	(1,129)	—	—	—	—	—	(1,129)	—
Pension settlement expense	—	—	2,240	—	—	—	—	—	2,240	—
Costs associated with Oklahoma City facility closure	—	—	—	1,073	3,786	183	3,338	2,434	1,073	9,741
Costs associated with Neenah paper machines shutdown	—	—	—	678	—	—	—	—	678	—
Manchester Industries acquisition related expenses	—	—	—	2,200	76	70	—	—	2,200	146
Write-off of assets as a result of Warehouse Automation project	—	—	—	—	—	27	—	—	—	27
Accelerated depreciation of assets as a result of Warehouse Automation project	—	—	—	—	—	161	79	—	—	240
Reorganization expenses associated with SG&A cost control measures	—	—	—	—	—	—	317	1,189	—	1,506
Federal tax rate change[3]	—	—	—	—	—	—	—	(70,055)	—	(70,055)
Adjusted net earnings[2]	$19,188	$23,544	$2,369	$13,820	$10,728	$7,930	$5,305	$14,449	$58,921	$38,412
Net earnings per diluted common share	$1.05	$1.21	$0.05	$0.56	$0.45	$0.48	$0.05	$4.88	$2.90	$5.88
Adjustments, after tax:[1]										
Directors' equity-based compensation expense (benefit)	0.03	0.14	—	0.01	(0.06)	(0.06)	0.02	(0.01)	0.18	(0.11)
Costs associated with Long Island facility closure	0.02	0.02	0.02	0.02	0.02	0.03	0.02	0.01	0.07	0.08
Gain associated with the sale of the specialty mills, net	—	—	(0.07)	—	—	—	—	—	(0.07)	—
Pension settlement expense	—	—	0.13	—	—	—	—	—	0.13	—
Costs associated with Oklahoma City facility closure	—	—	—	0.06	0.23	0.01	0.20	0.15	0.06	0.59
Costs associated with Neenah paper machines shutdown	—	—	—	0.04	—	—	—	—	0.04	—
Manchester Industries acquisition related expenses	—	—	—	0.13	—	0.01	—	—	0.13	0.01
Write-off of assets as a result of Warehouse Automation project	—	—	—	—	—	—	—	—	—	—
Accelerated depreciation of assets as a result of Warehouse Automation project	—	—	—	—	—	0.01	0.01	—	—	0.01
Reorganization expenses associated with SG&A cost control measures	—	—	—	—	—	—	0.02	0.07	—	0.09
Federal tax rate change[3]	—	—	—	—	—	—	—	(4.23)	—	(4.23)
Adjusted net earnings per diluted common share[2]	$1.09	$1.37	$0.14	$0.82	$0.64	$0.48	$0.32	$0.87	$3.44	$2.32

[1] All non-tax items are tax effected at the expected annual rate for that period.
[2] Adjusted net earnings and Adjusted net earnings per diluted common share exclude the impact of the items listed that we do not believe are indicative of our core operating performance.
[3] The federal tax rate change in Q4 and Full Year '17 is primarily due to the remeasurement of deferred tax liabilities as a result of the Tax Cuts and Jobs Act (the "Act") signed into law on December 22, 2017. The resulting net tax benefit is included in the three and twelve months ended December 31, 2017. The Act is complex and significantly changes the U.S. corporate income tax system by, among other things, reducing the Federal corporate income tax rate from 35% to 21%.

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1 Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure. 2 Non-GAAP measure – Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment net sales. 3 Results include the impact of Manchester Industries acquisition, which was acquired at the end of Q4’16. Q1'16 Q2'16 Q3'16 Q4'16 Q1'173 Q2'173 Q3'173 Q4'173 PULP AND PAPERBOARD CROSS-CYCLE FINANCIAL MODEL Shipments Paperboard (short tons) 201,340 199,132 196,271 199,415 210,382 207,152 200,569 210,098 Sales Price Paperboard ($/short ton) $952 $948 $927 $920 $927 $955 $965 $962 Segment net sales ($ in thousands) $192,186 $188,759 $182,001 $183,437 $195,102 $197,751 $193,588 $202,060 Segment GAAP operating income ($ in thousands) $35,163 $40,032 $9,956 $27,581 $27,248 $21,595 $15,023 $34,642 Segment GAAP operating margin 18.3% 21.2% 5.5% 15.0% 14.0% 10.9% 7.8% 17.1% Segment Adjusted EBITDA1 ($ in thousands) $41,530 $46,481 $16,486 $34,976 $35,353 $29,951 $23,351 $44,459 Segment Adjusted EBITDA margin2 21.6% 24.6% 9.1% 19.1% 18.1% 15.1% 12.1% 22.0% 19.0% Key Segment Results – Pulp and Paperboard (Unaudited)

Key Segment Results – Consumer Products
(Unaudited)

CLEARWATER PAPER.

	Q1'16	Q2'16	Q3'16	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17	CONSUMER PRODUCTS CROSS-CYCLE FINANCIAL MODEL
Shipments									
Non-Retail (short tons)[1]	24,358	20,028	18,384	19,182	16,678	13,736	12,958	12,190	
Retail (short tons)	75,027	79,095	82,216	77,704	78,686	77,714	77,544	75,123	
Total Tissue Tons	99,385	99,123	100,600	96,886	95,364	91,450	90,502	87,313	
Converted Products (cases in thousands)[2]	12,990	13,229	13,770	12,886	13,123	12,709	12,727	12,662	
Sales Price									
Non-Retail ($/short ton)[1]	$1,477	$1,496	$1,506	$1,442	$1,439	$1,454	$1,468	$1,394	
Retail ($/short ton)	$2,784	$2,747	$2,742	$2,757	$2,772	$2,723	$2,754	$2,855	
Total Tissue ($/short ton)	$2,464	$2,494	$2,516	$2,496	$2,539	$2,533	$2,574	$2,651	
Segment net sales ($ in thousands)	$245,018	$247,912	$253,319	$242,131	$242,423	$231,912	$232,916	$234,656	
Segment GAAP operating income ($ in thousands)	$18,390	$18,544	$17,201	$13,781	$6,189	$10,534	$4,436	$7,457	
Segment GAAP operating margin	7.5%	7.5%	6.8%	5.7%	2.6%	4.5%	1.9%	3.2%	
Segment Adjusted EBITDA[3] ($ in thousands)	$32,581	$33,280	$30,934	$31,999	$26,971	$27,507	$25,880	$25,824	
Segment Adjusted EBITDA margin[4]	13.3%	13.4%	12.2%	13.2%	11.1%	11.9%	11.1%	11.0%	17.0%

[1] Includes away-from-home (AFH), contract and parent roll tissue products.
[2] Includes retail, AFH, and contract tissue case products.
[3] Non-GAAP measure – See Appendix for the definition and reconciliation to the most comparable GAAP measure.
[4] Non-GAAP measure – Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment net sales.

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Company Overview – Financial Highlights (Adjusted Basis) (Unaudited)   Q1’16 Q2’16 Q3’16 Q4’16 Q1’17 Q2’17 Q3’17 Q4’17                 Net Sales $437,204 $436,671 $435,320 $425,568 $437,525 $429,663 $426,504 $436,716 Adjusted operating income (loss)1 $38,920 $44,308 $11,562 $30,300 $25,426 $19,505 $12,181 $32,021 Consumer Products 18,822 19,077 15,912 16,952 12,932 11,752 10,223 11,424 Pulp and Paperboard 35,163 40,032 9,956 27,581 27,248 21,595 15,023 34,774 Corporate (15,065) (14,801) (14,306) (14,233) (14,214) (13,842) (13,065) (14,177) Adjusted EBITDA1 $60,070 $66,332 $34,309 $54,125 $49,320 $45,023 $37,621 $57,543 Consumer Products 32,581 33,280 30,934 31,999 26,971 27,507 25,880 25,824 Pulp and Paperboard 41,530 46,481 16,486 34,976 35,353 29,951 23,351 44,459 Corporate (14,041) (13,429) (13,111) (12,850) (13,004) (12,435) (11,610) (12,740) Adjusted EBITDA Margin1 13.7% 15.2% 7.9% 12.7% 11.3% 10.5% 8.8% 13.2% ¹ Non-GAAP measure – See Appendix for the definition.

Reconciliation of GAAP to Non-GAAP: SHELBY EXPANSION1 (Unaudited) 1 Based on Q1’15 prices, input costs, and market and industry data. Many factors are outside the control of management, including particularly market pricing, input costs for commodity products, and actual results may differ materially from the information set forth above. See “Forward-Looking Statements” on page 1. 2 Non-GAAP measure – See Appendix for the definition.

Shelby Expansion: $340 Million PAPER MACHINE Install NTT tissue machine and converting equipment location Shelby, NC adjacent to current tissue plant Capacity 70,000 Tons Expected Cost $283 Million Expected START of PRODUCTION Q1-2019 Expected Full SHIPMENT RUN-Rate Late 2020 WAREHOUSE CONSOLIDATION Improve operational efficiency in Eastern regions to reduce warehousing costs. location Shelby, NC adjacent to current tissue plant Expected Cost $57 Million Expected Construction period Q2-2017 through Q1-2019

Rationale for Adding Capacity Needed to meet our customers' growth forecasts Critical part of ultra-quality consumer tissue growth plan Helps to geographically match various quality categories with our customers' needs The NTT paper machine was selected for its technology that enables us to produce ultra-quality products and much needed conventional premium products in the east Fortify East Coast presence and reduce transportation costs of conventional parent rolls from the west Demand typically matches up to supply within 12-18 months

1 Non-GAAP measure — See Appendix for the definition.  2 Maintenance capital expenditures consists of non-discretionary capital expenditures for purposes of replacing or maintaining current assets or that are essential in nature for health, safety or environmental purposes. DISCRETIONARY FREE CASH FLOW RECONCILIATION OF NON-GAAP FINANCIAL MEASURE (UNAUDITED) DISCRETIONARY FREE CASH FLOW1 Twelve Months Ending December 31, (Dollars in millions) 2014 2015 2016 2017 GAAP net cash provided by operating activities $139,100 $159,675 $172,751 $177,670 Payments for maintenance capital expenditures2 (51,652) (60,418) (59,400) (41,323) Discretionary free cash flow1 $87,448 $99,257 $113,351 $136,347

1 This information is based upon management’s expectations and estimates as of February 5, 2018.   2015 2016 2017 2018 2019 2020 2021 2022                 Major Maintenance               $ Millions $22 $18 $30 $0 TBD TBD TBD TBD Lewiston Q1 Q3 Q3 Q1  Q3 Q1 Cypress Bend Q2   Q2   Q3   Q2 Major Maintenance Schedule1

North American Tissue Announced Capacity Change

CLEARWATER PAPER

2016-2019 Capacity Changes in the North American Tissue Industry

COMPANY	MILL/LOCATION	CONV/TAD	CAPACITY CHANGE	ESTIMATED DATE	CHANNEL/BUSINESS/PRODUCTS
Announced New Capacity through 2019					
Von Drehle Corporation	Natchez, MS	Conv	35,000	2016:Q1	Valmet Advantage NTT
St. Croix Tissue (APP)	Baileyville, ME	Conv	70,000	2016:Q1	PrimeLine W8 PM from Adritz
First Quality Tissue	Anderson, SC	TAD	70,000	2016:Q2	TAD PM Valmet
St. Croix Tissue (APP)	Baileyville, ME	Conv	70,000	2016:Q3	PrimeLine W8 PM from Andritz
Clearwater Paper	Neenah, WI	Conv	(32,000)	2016:Q4	Shutdown of 2 conventional PMs
Orchids Paper Products	Barnwell, SC	Conv	35,000	2017:Q1	PM likely Valmet
Resolute Forest Products	Calhoun, TN	Conv	66,000	2017:Q1	Valmet Advantage NTT
Marlboro Paper Inc.	Drummondville, QC	Conv	(6,000)	2017:Q1	Permanent mill closure
Deerfield Tissue	Augusta, GA	Conv	(20,000)	2017:Q2	Permanent mill closure
Essity (ex-SCA)	Flagstaff, AZ	Conv	(63,000)	2017:Q2	Permanent mill closure
Little Rapids Corporation	Shawano, WI	Conv	11,000	2017:Q3	Replacement PM
Kruger Products	Crabtree, QC	Conv	22,000	2017:Q3	Replacement PM
Dunn Paper	St. Catherines, ONT	TAD	(5,000)	2017	Capacity reduction on PM
Sofidel America	Circleville, OH	Conv	77,000	2018:Q1	Valmet Advantage NTT
ST Tissue	Franklin, VA	Conv	50,000	2018:Q2	PM Rebuild
Sofidel America	Circleville, OH	Conv	77,000	2018:Q3	Valmet Advantage NTT
First Quality Tissue	Anderson, SC	TAD	70,000	2018:Q4	Valmet Advantage TAD PM
Irving Consumer Products	Fort Edwards, NY	TAD	70,000	2018:Q4	Valmet Advantage TAD PM
Clearwater Paper	Shelby, NC	Conv	70,000	2019:Q1	Valmet Advantage NTT
First Quality Tissue	Lock Haven, PA	TAD	70,000	2019:Q2	Andritz TAD PM
First Quality Tissue	Anderson, SC	ATMOS	75,000	2019	Voith Retail/P.L./BRT
Georgia-Pacific	Palatka, FL	TAD	80,000	2019	TAD PM
Sofidel America	Inola, OK	Conv	60,000	2019	Valmet Advantage NTT
Net Capacity Change through 2019			952,000		

Source: RISI and Sofidel Press Release dated March 16, 2018

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